Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Exar Announces Fiscal Year 2014 First Quarter Financial Results

Company Reports Continued Revenue Growth and Profitability and

Guides for 5% to 8% Growth in Second Fiscal Quarter

Fremont, CA, July 24, 2013 – Exar Corporation (Nasdaq: EXAR), a leading supplier of high performance analog mixed-signal components and data management solutions, today announced financial results for the Company’s first quarter of fiscal year 2014.

The Company reported revenue of $32.6 million, up 5% from the fourth quarter of fiscal year 2013 and 12% from $29.3 million in the same quarter a year ago. Non-GAAP operating income was $4.6 million for the quarter, up $0.3 million from the prior quarter and $3.7 million versus $0.9 million in the same quarter a year ago. Non-GAAP gross margin was 52.3%, compared to 52.7% in the prior quarter and 47.2% in the first quarter of last year. Non-GAAP earnings per fully diluted share were $0.10, compared to $0.10 in the prior quarter and $0.03 in the same quarter of the prior year. On a GAAP basis, net income for the first quarter of fiscal year 2014 was $0.8 million. GAAP gross margin was 47.4% and GAAP net income per fully diluted share was $0.02.

“Our first fiscal quarter results demonstrate continued profitable growth. Revenue grew 5% sequentially and 12% versus the same quarter a year ago. We continue to experience strength in the networking and storage market, which represented 30% of our revenue this quarter, and stability in the broad industrial market, at 51% of revenue, while communications infrastructure contracted slightly to 18%. This growth, coupled with continued strong gross margin and a focus on prudent spending, allowed us to maintain a neutral impact to our earnings per share while we absorbed the acquisition of Altior. On a non-GAAP basis we achieved 14% operating profit and $0.10 earnings per diluted share. With strong earnings and focus on cash management, our free cash flow of $0.8 million was positive for the quarter, despite two significant one-time events that consumed $4.7 million of cash,” commented company President and CEO Louis DiNardo.

“Our goal is to build a sustainable growth business and an enduring brand in both our data management and analog mixed-signal businesses. As we closed the quarter and fully integrated Altior to support our presence in Big Data, we concluded a transaction to acquire Cadeka Microcircuits that places us at the center of high-performance analog design and development. The Cadeka products, now our High Performance Analog product line, serve key requirements for precision analog components in the industrial, aerospace and medical electronics markets, as well as high-frequency requirements in video applications for distribution, surveillance and security. Notably, the Cadeka team has been successful in penetrating the video surveillance and security market by developing technology and products that enable high-fidelity signal transmission over long cables. This technology fills a critical need for the rapidly expanding video distribution, surveillance and security markets. We believe this acquisition, in conjunction with our recently announced $50 million share repurchase program, has us well positioned to achieve consistent profitable growth and to maximize shareholder return.”

For the second quarter of fiscal year 2014 ending September 29, 2013, the Company expects revenue growth in the range of 5% to 8%. Gross margin on a non-GAAP basis is expected to be in the range of 51% to 53% and non-GAAP net income per fully diluted share is expected to be in the range of $0.09 to $0.11 with Weighted Average Shares Outstanding of approximately 50.0 million.

NON-GAAP FINANCIAL COMPARISON
(In millions, except per share amounts)
(Unaudited)

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JULY 1,
	2013	2013	2012
Net sales	$32.6	$31.2	$29.3
Gross margin	52.3%	52.7%	47.2%
Income from operations	$4.6	$4.3	$0.9
Net income	$4.8	$4.8	$1.4
Net income per share
Basic	$0.10	$0.10	$0.03
Diluted	$0.10	$0.10	$0.03

GAAP FINANCIAL COMPARISON
(In millions, except per share amounts)
(Unaudited)

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JULY 1,
	2013	2013	2012
Net sales	$32.6	$31.2	$29.3
Gross margin	47.4%	49.1%	44.0%
Income (loss) from operations	$0.5	$1.3	$(1.2)
Net income (loss)	$0.8	$1.7	$(0.6)
Net income (loss) per share
Basic	$0.02	$0.04	$(0.01)
Diluted	$0.02	$0.04	$(0.01)

Fiscal Year 2014 First Quarter Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal year 2014, today, Wednesday, July 24, 2013 at 8:00 a.m. PDT. To access the conference call, please dial (888) 846-5003 or (480) 629-9856. In addition, a live webcast will be available on Exar's Investor webpage.

An archive of the conference call webcast will be available on Exar's Investor webpage starting at 5:00 p.m. PDT the day of the call.

About Exar

Exar Corporation designs, develops and markets high-performance, analog mixed-signal integrated circuits and advanced sub-system solutions for the Networking & Storage, Industrial & Embedded Systems, and Communications Infrastructure markets. Exar's product portfolio includes power management and connectivity components, high-performance analog and mixed-signal products, communications products, and network security and storage optimization solutions. Exar has locations worldwide providing real-time customer support. For more information about Exar, visit http://www.exar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release and in related comments by our management, our use of the words "expect," "anticipate," "possible," "potential," "target," "believe," "commit," "intend," "continue," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. These statements are not guarantees of any event or future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis at the time expressed, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished and the Company disclaims any duty to update such statements. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. In this press release and in related comments by management, we are disclosing non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income or loss, non-GAAP net income or loss, and non-GAAP basic and diluted net income or loss per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and exit costs, provision for dispute resolution, certain income tax credits, and related income tax effects on certain excluded items. We are also disclosing the non-GAAP measure of free cash flow, which is derived from our net cash provided (used) by operations, less purchases of fixed assets and IP, plus proceeds from the sale of IP. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provides relevant and useful information to analysts, investors, management and other interested parties. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. A reconciliation of the non-GAAP numbers to the most comparable GAAP numbers is provided in the tables included with this press release.

For Press Inquiries Contact: press@exar.com

For Investor Relations Contact: investorrelations@exar.com, or

Laura J. Guerrant-Oiye, Guerrant Associates

Phone: (510) 668 7201

-Tables follow-

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JULY 1,
	2013	2013	2012

Net sales	$23,858	$22,646	$19,447
Net sales, related party	8,769	8,508	9,804
Total net sales	32,627	31,154	29,251

Cost of sales:
Cost of sales (1)	11,812	11,097	10,870
Cost of sales, related party	3,907	3,819	4,512
Amortization of purchased intangible assets	1,350	801	919
Restructuring charges and exit costs	81	141	81
Total cost of sales	17,150	15,858	16,382
Gross profit	15,477	15,296	12,869
Operating expenses:
Research and development (2)	6,180	5,778	5,449
Selling, general and administrative (3)	7,354	8,465	7,782
Restructuring charges and exit costs, net	931	(366)	804
Merger and acquisition costs	465	110	-
Total operating expenses	14,930	13,987	14,035
Income (loss) from operations	547	1,309	(1,166)

Other income and expense, net:
Interest income and other, net	287	535	646
Interest expense	(37)	(37)	(34)
Total other income and expense, net	250	498	612

Income (loss) before income taxes	797	1,807	(554)
Provision for (benefit from) income taxes	(9)	135	22

Net income (loss)	$806	$1,672	$(576)
Net income (loss) per share:
Basic	$0.02	$0.04	$(0.01)
Diluted	$0.02	$0.04	$(0.01)

Shares used in the computation of net income (loss) per share:
Basic	46,805	46,219	45,388
Diluted	48,085	47,379	45,388

(1) Equity compensation included in cost of sales	$142	$180	$(15)
(2) Equity compensation included in R&D	140	352	(126)
(3) Equity compensation included in SG&A	805	1,246	315

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	JUNE 30,	MARCH 31,
	2013	2013
ASSETS

Current assets:
Cash and cash equivalents	$36,458	$14,718
Short-term marketable securities	169,333	190,587
Accounts receivable (net of allowances of $673 and $944)	15,811	12,614
Accounts receivable, related party (net of allowances of $318 and $346)	3,203	3,374
Inventories	19,391	19,430
Assets held for sale	13,083	-
Other current assets	2,853	3,177
Total current assets	260,132	243,900

Property, plant and equipment, net	9,870	24,100
Goodwill	10,356	10,356
Intangible assets, net	11,804	13,338
Other non-current assets	1,489	1,474
Total assets	$293,651	$293,168

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,556	$9,455
Accrued compensation and related benefits	3,765	3,624
Deferred income and allowances on sales to distributors	2,040	2,399
Deferred income and allowances on sales to distributors, related party	10,282	9,475
Other current liabilities	10,642	15,215
Total current liabilities	39,285	40,168

Long-term lease financing obligations	1,012	1,342
Other non-current obligations	11,130	11,204

Total liabilities	51,427	52,714

Stockholders' equity	242,224	240,454
Total liabilities and stockholders' equity	$293,651	$293,168

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JULY 1,
	2013	2013	2012

Net Sales	$32,627	$31,154	$29,251

GAAP gross profit	$15,477	$15,296	$12,869
GAAP gross margin	47.4%	49.1%	44.0%
Stock-based compensation	142	180	(15)
Amortization of acquired intangible assets	1,350	801	880
Restructuring charges and exit costs	81	141	81
Non-GAAP gross profit	$17,050	$16,418	$13,815
Non-GAAP gross margin	52.3%	52.7%	47.2%

GAAP operating expenses	$14,930	$13,987	$14,035
Stock-based compensation - R&D	140	352	(126)
Stock-based compensation - SG&A	805	1,246	315
Amortization of acquired intangible assets	107	107	120
Restructuring charges and exit costs, net	931	(366)	804
Merger and acquisition costs	465	110	-
Provision for dispute resolution	-	436	-
Non-GAAP operating expenses	$12,482	$12,102	$12,922

GAAP operating income (loss)	$547	$1,309	$(1,166)
Stock-based compensation	1,087	1,778	174
Amortization of acquired intangible assets	1,457	908	1,000
Restructuring charges and exit costs, net	1,012	(225)	885
Merger and acquisition costs	465	110	-
Provision for dispute resolution	-	436	-
Non-GAAP operating income	$4,568	$4,316	$893

GAAP net income (loss)	$806	$1,672	$(576)
Stock-based compensation	1,087	1,778	174
Amortization of acquired intangible assets	1,457	908	1,000
Restructuring charges and exit costs, net	1,012	(225)	885
Merger and acquisition costs	465	110	-
Provision for dispute resolution	-	436	-
Income tax effects	(30)	91	(39)
Non-GAAP net income	$4,797	$4,770	$1,444

GAAP net income (loss) per share
Basic	$0.02	$0.04	$(0.01)
Diluted	$0.02	$0.04	$(0.01)

Non-GAAP net income (loss) per share
Basic	$0.10	$0.10	$0.03
Diluted	$0.10	$0.10	$0.03

Net cash provided (used) by operations	$983	$3,712	$(2,261)
Less purchases of fixed assets and IP	(349)	(132)	(460)
Add proceeds from sale of IP	125	125	-
Free cash flow	$759	$3,705	$(2,721)

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL NET SALES INFORMATION

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JULY 1,
By End Market	2013	2013	2012
Industrial & Embedded Systems	51%	49%	55%
Networking & Storage	30%	30%	22%
Communications Infrastructure	18%	20%	23%
Other	1%	1%	-

	THREE MONTHS ENDED
	JUNE 30,	MARCH 31,	JULY 1,
By Geography	2013	2013	2012
Asia	56%	57%	64%
Americas	33%	30%	22%
Europe	11%	13%	14%